Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-57355
PROSPECTUS SUPPLEMENT NO. 16
(to prospectus dated July 17, 1998)
3,267,564 Shares
First Industrial Realty Trust, Inc.
Common Stock
          This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.
          The table below reflects units and redemption shares that were originally included in the “Selling Stockholders” section of the prospectus as being held by “Additional Holders of Units” and were acquired on March 17, 1997.

	Number of Shares and Units Owned	Number of Shares
Name	Before the Offering	Offered Hereby
Thomas and Sandra Johnson	2,142	2,142	(18)
          As a result of the identification of the selling stockholder listed in the table above, the “Number of Shares Offered Hereby” for “Additional Holders of Units” is changed to 90,617.
The date of this prospectus supplement is August 25, 2010.